Exhibit 99.2

SEPARATION AND SETTLEMENT AGREEMENT

This Separation and Settlement Agreement (“Agreement”) is entered into on or about November 6, 2013 by and between ROBERT M. FRANKO (the “EXECUTIVE”), on the one hand, and BANC OF CALIFORNIA, INC., a Maryland corporation (f/k/a First PacTrust Bancorp, Inc.), and BANC OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association (as successor to both Pacific Trust Bank, FSB, a federal savings bank, and Beach Business Bank, a California corporation), on the other hand (BANC OF CALIFORNIA, INC., and BANC OF CALIFORNIA, NATIONAL ASSOCIATION, together with any and all of its and their subsidiaries and affiliates and any predecessor entities, collectively, “COMPANY”) (EXECUTIVE and COMPANY collectively referred to herein as the “Parties,” and each a “Party”).

RECITALS

A. WHEREAS, EXECUTIVE is employed as President of BANC OF CALIFORNIA, INC., and was previously employed as President and Chief Executive Officer of BANC OF CALIFORNIA, NATIONAL ASSOCIATION;

B. WHEREAS, terms related to EXECUTIVE’S employment were set forth in that certain Employment Agreement dated on or about September 25, 2012, (“Employment Agreement”);

C. WHEREAS, EXECUTIVE is a member of the Board of Directors of BANC OF CALIFORNIA, NATIONAL ASSOCIATION;

D. WHEREAS, the Parties desire to effectuate a separation pursuant to the terms of this Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

TERMS OF AGREEMENT

1.           Resignation.   In exchange for the consideration and promises made by COMPANY and contained in this Agreement, effective upon execution of this Agreement (“Resignation Date”), EXECUTIVE shall resign as President, Chief Executive Officer and Director of BANC OF CALIFORNIA, NATIONAL ASSOCIATION, and President of BANC OF CALIFORNIA, INC.

2.           Separation Payments and Benefits.   In exchange for the promises made by EXECUTIVE and contained in this Agreement, within three (3) business days following the Revocation Date of this Agreement, COMPANY agrees to provide EXECUTIVE with the following:

(i)	Payment of a bonus for work performed in 2013 through the end of September 2013, in the amount of two hundred thousand dollars ($200,000).

(ii)	Reimbursement of actual attorneys’ fees incurred by EXECUTIVE with respect to the separation described in this Agreement, up to forty thousand dollars ($40,000.00); and

(iii)
Payment in the amount of fifty thousand dollars ($50,000) in exchange for cancellation of EXECUTIVE’S four thousand seven hundred eighty nine (4,789) restricted shares, awarded on or about March 4, 2013, as a bonus for his 2012 performance.  Any and all other unvested restricted stock grants are hereby cancelled.

3.           Release of Claims.

(a)           In consideration of and in exchange for the benefits provided to him under this Agreement, including but not necessarily limited to COMPANY’S acceptance of the EXECUTIVE’S resignation effective as of the Resignation Date, and the benefits set forth in Paragraph 2 of this Agreement, the EXECUTIVE, of his own free will, voluntarily and unconditionally releases and forever discharges (the "Release") COMPANY, their respective directors, officers, employees, agents, stockholders, successors and assigns, including but not limited to Steven Sugarman (both individually and in their official capacities with COMPANY) (the "COMPANY Releasees") from, any and all past or present causes of action, suits, agreements or other claims which the EXECUTIVE, his dependents, relatives, heirs, executors, administrators, successors and assigns has or may hereafter have from the beginning of time to the date hereof against COMPANY or the COMPANY Releasees upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his employment by COMPANY, and the cessation of said employment or any claim for compensation, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, the California Family Rights Act, the California Worker Adjustment and Retraining Notification Act, California Labor Code 1102.5, 18 U.S.C. § 1514A, and any other federal, state or local law, regulation or ordinance, or public policy, contractor tort law having any bearing whatsoever on the terms and conditions of employment or separation of employment. The Release shall not, however, constitute a waiver of any of the EXECUTIVE’S rights to compensation and benefits due under this Agreement.

(b)           The EXECUTIVE represents and warrants that he is not aware of any claim by him other than the claims that are released by this Release. The EXECUTIVE further acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of this Release and which, if known or suspected at the time of entering into this Release, may have materially affected this Release and the EXECUTIVE’S decision to enter into it. Nevertheless, the EXECUTIVE hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts and the Executive hereby expressly waives any and all rights and benefits confirmed upon him by the provisions of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

(c)           The EXECUTIVE acknowledges that he has received a copy of this Agreement prior to its execution and has been advised hereby of his opportunity to review and consider the Release for twenty-one (21) days prior to its execution. The EXECUTIVE further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Agreement. The EXECUTIVE enters into this Agreement having freely and knowingly elected, after due consideration, to execute this Agreement and to fulfill the promises set forth herein. The Release shall be revocable by the Executive during the seven (7) day period following its execution, and shall not become effective or enforceable until the expiration of such seven (7) day period. In the event of such a revocation, the EXECUTIVE shall not be entitled to the consideration under this Agreement set forth in Paragraph 2.

(d)           The EXECUTIVE represents and warrants that there has been no assignment or other transfer of any interest in any claim which the EXECUTIVE may have against COMPANY or any of the COMPANY Releasees. The EXECUTIVE represents that he has not commenced or joined in any claim, charge, action or proceeding whatsoever against COMPANY or any of the COMPANY Releasees arising out of or relating to any of the matters set forth in this Release. The EXECUTIVE further agrees that he will not seek or be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against COMPANY or any of the COMPANY Releasees for any of the matters set forth in the Release.

(e)           The EXECUTIVE acknowledges that, in his decision to enter into this Agreement, including the Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of COMPANY or any of the COMPANY Releasees, except as set forth in the Release and this Agreement.

(f)           Nothing contained in the Release will be deemed or construed as an admission of wrongdoing or liability on the part of COMPANY or any of the COMPANY Releasees.

4.           Non-Disparagement.   The EXECUTIVE shall not disparage COMPANY or any affiliated entity, their current or former directors, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities).  COMPANY shall instruct its current officers and directors (as such terms are used for purposes of Section 16 of the

Securities Exchange Act of 1934) not to disparage the EXECUTIVE. For purposes of this Agreement, to "disparage" means to make statements, whether oral or written, whether direct or indirect, whether true or false and whether acting alone or through any other person, that cast the subject of the statement in a critical or unfavorable light or that otherwise cause damage to, or intend to embarrass, the subject of the statement. Attached to this Agreement as Exhibit A is a public filing regarding EXECUTIVE’S separation from COMPANY, and Exhibit B a press release, as to both of which the Parties expressly agree. Neither the EXECUTIVE nor COMPANY shall make any public statement regarding EXECUTIVE’S separation from COMPANY that is materially inconsistent with such press release. The EXECUTIVE may not disclose such separation of employment until COMPANY has made such public announcement and published the press release. Nothing in the foregoing will preclude either the EXECUTIVE or COMPANY from providing truthful disclosures as required by applicable law or legal process.

5.           Confidential Information; Restrictive Covenants; Return of Property

(a) Nonsolicitation; Confidentiality; Additional Remedies.

i.	Nonsolicitation.
(a)           For a period of twenty-four (24) months following execution of this Agreement, EXECUTIVE shall not solicit  or attempt to solicit any individual or entity who was a customer of COMPANY or any of its affiliates during the period of the EXECUTIVE’S employment hereunder with the intent or purpose to perform for such customer the same or similar services which COMPANY or any of its affiliates performed for such customer or induce or attempt to induce any individual or entity who was an employee, agent or independent contractor of COMPANY or any of its affiliates during the period of EXECUTIVE’S employment hereunder to discontinue providing services to COMPANY or any of its affiliates.
(b)           For a period of twenty-four (24) months following execution of this Agreement, EXECUTIVE shall not, and will not assist any other person to (a) hire or solicit for hiring any employee of COMPANY or any of its affiliates or seek to persuade any employee of COMPANY or any of its affiliates to discontinue employment or (b) solicit or encourage any independent contractor providing services to COMPANY or any of its affiliates to terminate or diminish its relationship with them.

                                                            ii.  Nondisclosure of Confidential Information. EXECUTIVE acknowledges that COMPANY and its affiliates have disclosed confidential information to EXECUTIVE during the term of the Employment Agreement to enable him to perform his duties thereunder. EXECUTIVE hereby covenants and agrees that, except as required by law, regulatory directive or judicial order, he will not, without the prior written consent of COMPANY, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of COMPANY or any of its affiliates. For purposes of this Agreement, “confidential information” shall include, but not be limited to, any and all records, notes, memoranda, data, ideas,  processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, financial information of COMPANY or any of its affiliates, plans, or any other information of whatever nature in the possession or control of COMPANY which has not been published or disclosed to the general public, or which gives to COMPANY or any of its affiliates an opportunity to obtain an advantage over competitors who do not know of or use it.

EXECUTIVE agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to COMPANY, its subsidiaries, successors, assigns and nominees, all inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software and ideas concerning the same, capable of use in connection with the business of COMPANY or any of its affiliates, which EXECUTIVE may make or conceive, either solely or jointly with others, during the period of his employment by COMPANY, its subsidiaries or successors.

EXECUTIVE agrees, without charge to COMPANY and at COMPANY’S expense, that upon a request by COMPANY, to execute, acknowledge and deliver to COMPANY all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist COMPANY, its parent, subsidiaries, successors, assigns and nominees in every proper way to patent or register said programs, computer software, ideas, inventions, discoveries, improvements, copyrightable material or trademarks in any and all countries and to vest title thereto in COMPANY, its parent, subsidiaries, successors, assigns or nominees.

Upon a request by COMPANY, EXECUTIVE will promptly report to COMPANY all discoveries, inventions, or improvements of whatsoever nature conceived or made by him at any time he was employed by COMPANY, its parent, subsidiaries or successors. All such discoveries, inventions and improvements which are applicable in any way to COMPANY’S business shall be the sole and exclusive property of COMPANY.

The covenants set forth in this Paragraph are made by EXECUTIVE in consideration of the promises made in this Agreement.

            iii.           Additional Remedies.    EXECUTIVE recognizes that his services under the Employment Agreement were of a personal, special, unique and extraordinary character and irreparable injury will result to COMPANY and to its business and properties in the event of any breach by EXECUTIVE of any of the provisions of Paragraphs 4 and 5 of this Agreement, or either of them. In the event of any breach of any of EXECUTIVE’S commitments pursuant to Paragraphs 4 and 5 of this Agreement, or either of them, COMPANY shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by EXECUTIVE or by any person or persons acting for or with EXECUTIVE in any capacity whatsoever.

(b) Forfeiture and Repayments.   With respect to obligations arising in connection with this Agreement, the EXECUTIVE agrees that, in the event a court issues a judgment or an arbitrator issues a final judgment which states that the EXECUTIVE has violated the provisions of Paragraph 4 or 5 of this Agreement on or following the Resignation Date, EXECUTIVE will forfeit and not be entitled to any payments in accordance with Paragraph 2 of this Agreement and he will be obligated to repay to COMPANY any amounts paid by COMPANY under this Agreement and shall pay such other damages incurred by COMPANY as a result of the EXECUTIVE’S breaches of such obligations. Such amount shall be paid to COMPANY in cash in a single lump sum within ten (10) business days after the judgment is entered by the trial court or final judgment by the arbitrator.

(c) Scope of Restrictions.   The EXECUTIVE acknowledges that the restrictions set forth in this Paragraph are reasonable and necessary to protect COMPANY’S business and goodwill. The EXECUTIVE acknowledges that if any of these restrictions or obligations are found by an arbitrator or court of competent jurisdiction to be unreasonable or overly broad or otherwise unenforceable, he and COMPANY agree that the restrictions or obligations shall be modified by the arbitrator or court so as to be reasonable and enforceable and if so modified shall be fully enforced. The EXECUTIVE acknowledges and agrees that the compensation and benefits provided in this Agreement constitute adequate and sufficient consideration for the covenants made by the EXECUTIVE in this Paragraph.

(d) Return of Property.   Within five (5) business days of his execution of this Agreement, EXECUTIVE shall return to COMPANY any and all Employment Materials in his possession.  "Employment Materials" include, but are not limited to, computers, mobile telephones, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium and whether an original or a copy, as well as Confidential Information as defined herein.  EXECUTIVE represents and warrants that he has not and will not retain any property of COMPANY of any nature, except as set forth below.

i.           Contact List.    EXECUTIVE is entitled to retain as his personal property his contact list of approximately 6,500 names, addresses and telephone numbers, which EXECUTIVE has accumulated over his professional lifetime, provided that EXECUTIVE’S use of the contacts shall not violate any term of this Agreement, including but not limited to Nonsolicitation and Nondisclosure of Confidential Information, and COMPANY does not waive any such or other rights under this Agreement.

ii.           Cell Phone.    COMPANY shall use reasonable efforts to facilitate retention by EXECUTIVE of his personal cell phone number of (310) 488-2310, which belonged to EXECUTIVE prior to EXECUTIVE becoming an employee of Pacific Trust Bank, for EXECUTIVE to reassign to EXECUTIVE’s own personal cell phone.

iii.           Equipment.    EXECUTIVE shall be provided the same privilege afforded to other departing employees in respect to purchasing his computer and related equipment at book value, once the COMPANY has removed all confidential data.  Specifically, EXECUTIVE shall be entitled to purchase the laptop computer, iPad, cell phone, monitor, and keyboard.  EXECUTIVE shall be obligated to return the COMPANY-issued Chevrolet Volt in his possession.

iv.           Representation & Warranty; Zipsend.     EXECUTIVE represents and warrants that he currently does not possess or have access to any documents containing Confidential Information.  EXECUTIVE shall immediately delete any and all documents and/or information sent to his Zipsend account, or return same to COMPANY.

6.           Sale of Shares.    EXECUTIVE agrees to hold his eighteen thousand nine hundred (18,900) shares of COMPANY until at least January 1, 2014.

7.           Forum Selection.    The Parties agree that any dispute, claim or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims and, at COMPANY’S election, claims for injunctive or other relief under Paragraphs 4 and 5 of this Agreement) arising out of or relating in any way to the EXECUTIVE’S employment, the terms, benefits, and conditions of employment, or concerning this Agreement and the resulting separation of employment, including whether such a dispute is arbitrable, shall be settled by arbitration. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the Judicial Arbitration and Mediation Service (JAMS) in effect at the time a demand for arbitration under the rules is made, and such proceeding will be adjudicated in Orange County, California. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all Parties, their heirs, executors, administrators, successors and assigns. The non-prevailing party will be responsible for the arbitrators' fees, the prevailing party's attorneys' fees, and reasonable costs relating to the dispute.

8.           Applicable Law.    Except to the extent that federal law governs, this Agreement will be governed by and construed and enforced in accordance with the laws of the State of California, without regard to any applicable state's choice of law provisions.

9.           Integrated Agreement; Amendments.    This Agreement sets forth the entire agreement of COMPANY and the EXECUTIVE with respect to the subject matter hereof, and supersedes all other agreements between COMPANY and EXECUTIVE and any employment or severance plan, policy, agreement or arrangement of COMPANY. Without limiting the generality of the foregoing, the EXECUTIVE expressly acknowledges and agrees that except as specifically set forth in this Agreement, he is not entitled to receive any severance pay, severance benefits, compensation or employee benefits of any kind whatsoever from COMPANY. The EXECUTIVE also expressly acknowledges and agrees that he has received all compensation due, and that as of the date he executes this Agreement, he has received all compensation, including vacation time accrued but not taken, and reimbursements due to him for approved expenses.  No other benefits or payments are to be provided to EXECUTIVE by COMPANY except for the payments provided for in this Agreement.  This Agreement may not be amended unless the amendments are in writing and signed by the EXECUTIVE and an authorized representative of COMPANY.

10.           Severability.    The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

11.           Taxes.    Notwithstanding any other provision of this Agreement, COMPANY may withhold from any amounts payable under this Agreement, or any other benefits received pursuant hereto, such Federal, state and/or local taxes as shall be required to be withheld under any applicable law or regulation.

12.           Successors.    This Agreement is personal to the Executive and without the prior written consent of COMPANY shall not be assignable by the EXECUTIVE other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the EXECUTIVE’S legal representatives and the legal representatives of his estate to the extent applicable. This Agreement shall inure to the benefit of and be binding upon COMPANY and its successors and assigns.

13.           Counterparts.    This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14.           Representations and Warranties.    By signing this Agreement, the Executive warrants that he:

(a)	has carefully read and reviewed this Agreement;
(b)	fully understands all of its terms and conditions;
(c)	fully understands that this Agreement is legally binding and that by signing it he is giving up certain rights;
(d)	has not relied on any other representations by COMPANY or its employees or agents, whether written or oral, concerning the terms of this Agreement;
(e)	has been advised of his opportunity to consider for up to twenty-one (21) days whether to accept the Release;
(f)
will have seven (7) days to revoke the Release (but not the remainder of this Agreement) after signing it, with the eighth day following the execution of this Agreement being referred to as the “Revocation Date;”

(g)	has been advised by, and has had the opportunity to consult with, an attorney prior to executing this Agreement;
(h)	acknowledges that all notice requirements under any other agreement, arrangement or plan have been fully satisfied;
(i)	executes and delivers this Agreement freely and voluntarily;
(j)	is waiving any rights or claims he may have under the Age Discrimination in Employment Act of 1967; and
(k)	is not waiving any rights or claims which may arise after this Agreement is signed.

15.           Notices.    All notices, requests, demands and other communications required to or permitted to be given under this Agreement will refer to the provision under this Agreement for which notice is given, will be in writing and will be effective (i) when personally delivered, (ii) three (3) business days after deposit in the United States certified mail, return receipt requested and postage prepaid, or, (iii) the next business day after deposit with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WorldWide Express are approved), shipping charges prepaid and next-business-day delivery selected, in each case addressed to each party as follows:

If to the EXECUTIVE:

Mr. Franko
rmfranko@earthlink.net
310-488-2310

Howard Z. Rosen, Esq.
Posner & Rosen LLP
3600 Wilshire Blvd., Suite 1800
Los Angeles, CA 90010
hzrosen@posner-rosen.com

If to COMPANY:

Banc of California, Inc.
18500 Von Karman Ave, Suite 1100
Irvine, California 92612
ATTN: Chief Executive Officer

Winston & Strawn LLP
333 S. Grand Ave. #3800
Los Angeles, CA 90071
daronoff@winston.com

Each Party agrees to provide notice by email and telephone provided above in addition to the other form of mail delivery set forth above.  Each Party will make an ordinary, good faith effort to ensure that it will accept or receive notices that are given under this Subsection and that any person to be given notice actually receives that notice. A Party may change or supplement the addresses given below the signature line, or designate additional addresses, for purposes of this paragraph by giving the other Party written notice of the new address in the manner set forth above.

16.           Headings.    The headings and captions of the paragraphs of this Agreement are inserted for convenience of reference only, and are not to be considered in the construction or the interpretation of this Agreement.

17.           Additional Provisions.

(a)           Mutual Covenant Not To Sue.  Except to enforce or effectuate the terms, conditions, or covenants provided under this Agreement, each Party further covenants and agrees that it will forever forbear from pursuing any legal proceedings, and it will not in any other way make or continue to make any demand or claims against the Parties and COMPANY RELEASEES, or permit such to be made on its behalf, with respect to any matter within the scope of the Mutual Releases in this Agreement.  If either Party files or makes, or permits to be filed or made on its behalf, a lawsuit, charge, appeal or other claim asserting any claim or demand against the Parties and COMPANY RELEASEES that is within the scope of the Mutual Releases, then, whether or not such a claim is otherwise valid, in addition to any other rights or remedies that may be available to them, the Parties and COMPANY RELEASEES shall be entitled to recover from that Party any and all costs incurred by them in defending such claim(s), including reasonable attorneys’ fees and other legal costs.

(b)           No-Reemployment.  EXECUTIVE agrees not to seek employment or an independent contractor relationship with COMPANY or any of the COMPANY RELEASEES in the future.  EXECUTIVE agrees that in the event he becomes employed in violation of this Paragraph, by COMPANY or any of the COMPANY RELEASEES, such violation shall constitute cause for the immediate termination of EXECUTIVE.

(c)           Negotiated Agreement/Agreement Not to be Construed Against Drafter.  Each Party has been represented by counsel in the negotiation and drafting of this Agreement, and in connection therewith has received independent legal advice concerning the meaning and effect of its various provisions.  This Agreement was negotiated at arm’s-length, mutually drafted and entered into freely by the Parties with the advice, input, and participation of legal counsel.  The provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the intent of the Parties, and this Agreement shall not be interpreted or construed against any Party to this Agreement because that party, or any attorney for that Party, drafted or participated in the drafting of this Agreement.

(d)           Further Cooperation.  Each Party to this Agreement shall cooperate in the execution of any and all other documents and in the completion of any additional actions that may be reasonably necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

(e)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, subsidiaries, affiliates, successors and assigns.

READ CAREFULLY, THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: November 6, 2013	ROBERT M. FRANKO, an individual

	By:	/s/ Robert M. Franko

Dated: November 6, 2013	BANC OF CALIFORNIA, INC.,
a Maryland corporation

	By:	/s/ Steven A. Sugarman
By: Steven A. Sugarman

Its: Chief Executive Officer

Dated: November 6, 2013	BANC OF CALIFORNIA, NATIONAL ASSOCIATION

	By:	/s/ Steven A. Sugarman
By: Steven A. Sugarman

Its: Executive Chairman